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                                                                    Exhibit 16.1





                                                            September 17, 1998

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madam:


We have read Item 4 included in the Form 8-K, dated September 11, 1998 of Strategic Diagnostics Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/Arthur Andersen LLP




Copy to:
Mr. Arthur A. Koch, Jr.
Vice President and Chief Financial Officer
Strategic Diagnostics Inc.